INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of this 31st day of May, 2012, by and between John Derby (the “Indemnifying Party”) and Max Cash Media, Inc., a Nevada Corporation (the “Company”).

WHEREAS, the Company has sold an aggregate of $2,000,000 principal amount of its 8% Secured Convertible Promissory Notes, due three months from the date of issuance (the “MXCS Notes”) to certain lenders, including the Indemnifying Party (the “Buyers” and each, a “Buyer”), pursuant to securities purchase agreements between the Company and each of the Buyers, in an offering (the “Note Offering”) which was conducted pursuant to the exemption from registration provided by Rule 506 of Regulation D, Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended; and

WHEREAS, to provide Prism Corporation, an Oklahoma Corporation (“Borrower”), with working capital during the negotiation of a reverse triangular merger (the “Merger”) between the Company and Borrower, the Company used the net proceeds of the Note Offering to provide Borrower, pursuant to a Bridge Loan Agreement between Borrower and the Company (the “Bridge Loan Agreement”), with a temporary loan in the aggregate principal amount of $2,000,000 in exchange for a number of 8% secured bridge loan promissory notes (the “Prism Notes”); and

WHEREAS, Borrower defaulted on the Prism Notes, and discussions between the Borrower and the Company relating to the Merger were terminated; and

WHEREAS, the Company and Gottbetter & Partners, LLP, in its capacity as collateral agent for the Buyers (the “Collateral Agent”) (i) on January 9, 2012, commenced litigation in the Federal Court for the Southern District of New York against the Borrower and its President, Joe Loftis, for breach of contract, seizure of collateral and injunctive relief, and to obtain a judgment in the amount of $2,000,000 plus interest and all costs due under the Prism Notes and (ii) with its attorneys, will continue to aggressively pursue all legal remedies;

WHEREAS, the Indemnifying Party acknowledges that as a purchaser of a substantial portion of the Prism Notes he stands to gain from the actions of the Collateral Agent on behalf of the Buyers and in consideration thereof has agreed to enter into this Agreement to provide for the indemnification, advancement, reimbursement and insurance of certain liabilities and expenses of the Company.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Indemnification Against Liability. Indemnifying Party shall indemnify and hold harmless the Company and each of its past, present and future officers, directors, stockholders, and each of their respective representatives, agents, affiliates, successors and assigns (collectively, the “Indemnified Parties”), to the fullest extent permitted by law, against any and all liabilities and assessments arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other (each being hereinafter referred to as an "Action"), including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing (each such liability and assessment being hereinafter referred to as a "Liability"), incurred by any of the Indemnified Parties arising solely out of its sale to the Buyers of the Prism Notes and related matters.

2.          Indemnification Against Expense. The Indemnifying Party shall also indemnify and hold harmless each of the Indemnified Parties, to the fullest extent permitted by law, against any and all attorneys' fees and other costs, expenses and obligations, and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing (each such expense being hereinafter referred to as an "Expense") arising out of or relating to any Action, including expenses incurred:

(a)          in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness or participate in, any Action (other than an Action commenced by any of the Indemnified Parties against another party, except as provided in Section 2(b) below) or any appeal of an Action; or

(b)          in connection with any claim asserted or action brought by any of the Indemnified Parties for (i) payment or indemnification of Liabilities or Expenses or advance payment of Expenses by the Indemnifying Party under this Agreement, or (ii) for specific performance pursuant to Section 9 hereof regardless of whether such Indemnified Party is ultimately determined to be entitled to such payment, indemnification, advance, or insurance recovery, as the case may be.

3.          Partial Indemnification. If an Indemnified Party is entitled under this Agreement to payment for some or a portion of any Liability or Expense relating to an Action, but not for the total amount thereof, the Indemnifying Party shall nevertheless pay such Indemnified Party for the portion thereof to which it is entitled.

4.          Advances. The Indemnifying Party shall pay any and all Expenses incurred by an Indemnified Party in connection with any Action, whether or not the Action has been finally disposed of (an "Advance"), within five days after receipt by the Indemnifying Party of an appropriate written request therefor from the Indemnified Party; provided, that the Indemnifying Party shall be deemed to be in receipt of such request within one business day after it is either sent by facsimile to the Indemnifying Party at the facsimile number set forth below his signature on the signature page hereto or if it is sent by nationally recognized overnight courier to the address set forth below his signature on the signature page hereto.

5.          Failure to Indemnify. If a claim for payment of any Liability, Expense or Advance under this Agreement is not paid in full within fifteen days, in the case of Liabilities and Expenses, or within five days, in the case of Advances, after a written request for payment thereof has been received by the Indemnifying Party, an Indemnified Party may bring an action against the Indemnifying Party to recover the unpaid amount of such claim, together with interest thereon at the greater of ten percent per annum or the maximum legal rate of interest.

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6.          Termination. This Agreement may not be terminated except by a writing to that effect executed by each of the parties hereto.

7.          Modification and Waiver. No supplement, modification or amendment of any of the provisions of this Agreement and no consent by either party hereto to any departure herefrom by the other party hereto shall be binding unless executed in writing by each of the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.

8.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs and assigns.

9.          Specific Performance. The failure of the Indemnifying Party to perform any of his obligations hereunder shall entitle each of the Indemnified Parties, as a matter of course, to request an injunction from any court of competent jurisdiction to enforce such obligations. Such right to request specific performance shall be cumulative and in addition to any other rights and remedies to which the Indemnified Parties shall be entitled.

10.       Severability. If any provision or provisions of this Agreement, or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof, and the remaining provisions, and portions thereof, shall be enforceable to the fullest extent permitted by law.

11.       Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada. Disputes arising under this Agreement shall be heard solely in the state and federal courts seated in the Central District of California, United States. Each party irrevocably submits hereby to the jurisdiction of such courts and pledge to waives any argument that it may have that the Central District of California is an inconvenient forum in which to try the dispute.

12.       Third Party Beneficiaries. Each of the Indemnified Parties other than the Company shall be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement for its benefit against the Indemnifying Party.

13.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement as of the day and year first above written.

INDEMNIFYING PARTY

By:	/s/ John Derby
Name: John Derby

COMPANY
MAX CASH MEDIA, INC.

/s/ Noah Levinson
Name: Noah Levinson
Title: President